As filed with the Securities and Exchange Commission on October 5, 2000

SCHEDULE 14A INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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[ ] Preliminary Proxy Statement
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Merrill Lynch Corporate Bond Fund, Inc.

P.O. Box 9011 Princeton, New Jersey 08543-9011

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THE QUALITY BOND PORTFOLIO OF THE ASSET PROGRAM, INC.

Dear Stockholder:

You are being asked to consider a Reorganization transaction in which the Investment Grade Portfolio (“Investment Grade”) of Merrill Lynch Corporate Bond Fund, Inc. (“Corporate Bond”) will acquire the Quality Bond Portfolio (“Quality Bond”) of The Asset Program, Inc. (“Asset Program”). The following chart outlines the Reorganization structure.

Surviving Portfolio	Acquired Portfolio
The Investment Grade Portfolio of Merrill Lynch Corporate Bond Fund, Inc.	The Quality Bond Portfolio of The Asset Program, Inc.

On November 14, 2000, a Special Meeting of Stockholders of Quality Bond will be held for the purpose of considering the Reorganization. A combined proxy statement and prospectus which provides information about the proposed Reorganization and about each Portfolio is enclosed along with a Question and Answer sheet that addresses frequently asked questions.

You are being asked to approve the Agreement and Plan of Reorganization pursuant to which Investment Grade will acquire substantially all of the assets and assume substantially all of the liabilities of Quality Bond, and Quality Bond will be terminated as a series of Asset Program. Each share of common stock of Quality Bond will be converted into the right to receive an equivalent dollar amount of the same class of shares (i.e., Class A, Class B, Class C or Class D) of common stock of Investment Grade, as described in the combined proxy statement and prospectus.

The Board of Directors of Asset Program has reviewed the proposed Reorganization and recommends that you vote FOR the proposed Reorganization after carefully reviewing the enclosed materials.

Your vote is important. Please take a moment now to sign and return your proxy card in the enclosed postage paid return envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the internet, you may take advantage of these voting options. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares.

Sincerely,

Allan J. Oster Secretary of The Asset Program, Inc.

Enclosure

THE QUALITY BOND PORTFOLIO OF THE ASSET PROGRAM, INC.

Q.	Why am I receiving this proxy?
A.	As a stockholder of Quality Bond you are being asked to consider a transaction in which Investment Grade will acquire substantially all of the assets and assume substantially all of the liabilities of Quality Bond. This transaction is referred to in this question and answer sheet as the Reorganization. The Reorganization requires the approval of Quality Bond’s stockholders.

Q.	What will happen to Quality Bond if the Reorganization takes place?
A.	Quality Bond will be the Acquired Portfolio and the stockholders of Quality Bond will become stockholders of Investment Grade.

Q.	Will the Rorganization change my privileges as a stockholder?
A.	Your rights as a stockholder will not change in any substantial way as a result of the Reorganization. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

Q.	How will the Reorganization benefit stockholders of Quality Bond?
A.	Stockholders should consider the following:
•	After the Reorganization, Quality Bond’s stockholders will be invested in a fund with a substantially increased level of net assets with substantially similar investment objectives and policies.
After the Reorganization, Quality Bond stockholders as stockholders of the Surviving Portfolio are expected to experience:
•	greater efficiency and flexibility in portfolio management
•	a lower operating expense ratio (the ratio of operating expenses to total fund assets) than prior to the Reorganization. (This assumes that the current voluntary waiver of investment advisory fees and reimbursement of expenses by the Investment Adviser is not taken into account. The Investment Adviser may discontinue the waiver of fees or reimbursement of expenses at any time.)

Q.	Will the Reorganization affect the value of my investment?
A.	The value of your investment will not change.

Q.	Will I own the same number of shares of Investment Grade after the Reorganization as I currently own of Quality Bond?
A.	No. You will receive shares of common stock of Investment Grade with the same aggregate net asset value as the shares of common stock of Quality Bond you own on the business day prior to the closing date of the Reorganization (the “Effective Date”). The number of shares you receive will depend on the relative net asset values of the shares of the two portfolios on that date. For example, let us assume that you own 10 Class A shares of common stock of Quality Bond. If the net asset value of the Quality Bond Class A shares of common stock on the Effective Date is $6 per share, and the net asset value of the Investment Grade Class A shares of common stock on the Effective Date is $12 per share, you will receive 5 Class A shares of common stock of Investment Grade in the Reorganization. The aggregate net asset value of your investment will not change. (10 Quality Bond Class A shares x $6 = $60; 5 Investment Grade Class A shares x $12 = $60).

Q.	What are the tax consequences for stockholders?
A.	The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of Quality Bond. Quality Bond and Investment Grade have requested a private letter ruling from the Internal Revenue Service on the tax-free treatment of the Reorganization. Of course, stockholders will continue to be taxed on any dividends and distributions made to them by the Surviving Portfolio after the Reorganization.

Q.	Who will manage the Surviving Portfolio after the Reorganization?
A.	Merrill Lynch Investment Managers, L.P. serves as the manager for Quality Bond and its affiliate, Fund Asset Management, L.P., serves as the manager for Investment Grade and will be the manager of the Surviving Portfolio after the Reorganization. The investment portfolio of each of Investment Grade and Quality Bond is managed by Christopher G. Ayoub. After the Reorganization, the investment portfolio of the Surviving Portfolio will be managed by Mr. Ayoub. Mr. Ayoub has managed the investment portfolio of Investment Grade since 1998 and Quality Bond since 1995.

Q.	Will there be a Stockholders’ Meeting?
A.	Yes, a Special Meeting of the stockholders of Quality Bond will be held on November 14, 2000, at 800 Scudders Mill Road, Plainsboro, New Jersey at 10:00 a.m., Eastern time.

Q.	Why is my vote important?
A.	For a quorum to be present at the Special Meeting, one-third of the outstanding shares of Quality Bond must be represented either in person or by proxy. Approval of the Reorganization requires the affirmative vote of stockholders representing a majority of the outstanding shares of Quality Bond entitled to vote, with all shares voting as a single class. The Board of Directors of Asset Program urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.	How can I vote?
A.	You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, please take advantage of these voting options. You may also vote in person at the Stockholders’ Meeting. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.	Has Quality Bond retained a proxy solicitation firm?
A.	Yes, Quality Bond has hired Shareholder Communications Corporation to assist in the solicitation of proxies for the Meeting. While Quality Bond expects most proxies to be returned by mail, Quality Bond may also solicit proxies by telephone, fax, telegraph or personal interview.

Q.	What if there are not enough votes to reach a quorum by the scheduled meeting date?
A.	In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at the Stockholders’ Meeting for the necessary quorum, or the necessary quorum is present but there are not sufficient votes to approve the proposal by the time of the Stockholders’ Meeting on November 14, 2000, such Stockholders’ Meeting may be adjourned to permit further solicitation of proxy votes.

Q.	What is the Board’s recommendation?
A.	The Board of Directors of Asset Program believes the Reorganization is in the best interests of Quality Bond and its stockholders. It encourages stockholders to vote FOR the Reorganization.